UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

ART’S-WAY MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 208-8467
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.01 par value	ARTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On April 26, 2023, Art’s-Way Manufacturing, Co., Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following actions were taken:

1. The Stockholders elected five nominees to the Company’s Board of Directors to hold office until the next annual meeting and until their successors are elected and qualified.

2. The Stockholders ratified the selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2023.

3. The Stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officers of the Company.

The voting results for each such matter were as follows:

1. Election of directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
Marc H. McConnell	2,995,326	156,917	917,527
Thomas E. Buffamante	3,112,347	39,896	917,527
David A. White	3,112,143	40,100	917,527
Matthew Westendorf	3,102,230	50,013	917,527
Randall C. Ramsey	3,116,187	36,056	917,527

2. Ratification of selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2022:

For:	Against:	Abstain:	Broker Non-Votes:
4,031,003	22,224	16,543	-

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
3,061,463	64,840	25,940	917,527

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2023

ART’S-WAY MANUFACTURING CO., INC.

/s/ Michael W. Woods
Michael W. Woods
Chief Financial Officer